Exhibit 3.1

THE SECOND AMENDED AND RESTATED

BY-LAWS

OF

THE DUN & BRADSTREET CORPORATION

(August 7, 2018)

ARTICLE I

STOCKHOLDERS

Section 1. Annual Meeting. The annual meeting of the stockholders of The Dun & Bradstreet Corporation (the “Corporation”) for the purpose of electing directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date, and at such time and place within or without the State of Delaware as may be designated from time to time by the Board of Directors.

Section 2. Special Meeting. (A) Special meetings of the stockholders may be called at any time, for any purpose or purposes, unless otherwise prescribed by statute or by the Restated Certificate of Incorporation, by the Secretary of the Corporation or any other officer (i) whenever directed by the Board of Directors or by the Chief Executive Officer, or (ii) upon the written request to the Secretary of the Corporation (a “Special Meeting Request”) in accordance with these By-Laws by holders of record of not less than twenty-five percent (25%) of the voting power of all outstanding shares of Common Stock of the Corporation (the “Requisite Percent”).

(B) In order for a special meeting upon stockholder request (a “Stockholder Requested Special Meeting”) to be called in accordance with clause (A) above, one or more Special Meeting Requests stating the purpose or purposes of the special meeting and the matters proposed to be acted upon thereat must be signed and dated by the Requisite Percent of record holders of Common Stock (or their duly authorized agents), must be delivered to the Secretary of the Corporation and accompanied by the information, representations and agreements required by Article I, Section 11(A)(2) or 11(B) of these By-Laws, as applicable, as to any business proposed to be conducted and any nominations proposed to be presented at such special meeting and as to the stockholder(s) requesting the special meeting (including the beneficial owners on whose behalf the request is made). Only business within the purpose or purposes described in the Special Meeting Request may be conducted at a Stockholder Requested Special Meeting; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters to the stockholders at any Stockholder Requested Special Meeting. Upon receipt by the Secretary of the Corporation of the Special Meeting Request, the Board of Directors shall fix the date of the Stockholder Requested Special Meeting which shall be held at such day and hour as the Board of Directors may fix, but not more than 90 days after the receipt of the Special Meeting Request (provided that such request complies with all applicable provisions of these By-Laws), and due notice is given thereof in accordance with Article I, Section 3 of these By-Laws.

(C) In determining whether a special meeting of stockholders has been requested by the record holders of shares representing in the aggregate at least the Requisite Percent, multiple Special Meeting Requests delivered to the Secretary of the Corporation will be considered together only if each such Special Meeting Request (x) identifies substantially the same purpose or purposes of the special meeting and substantially the same matters proposed to be acted on at the special meeting, as determined in good faith by the Board of Directors, and (y) has been dated and delivered to the Secretary of the Corporation within sixty (60) days of the earliest dated Special Meeting Request. Any requesting stockholder may revoke his, her or its Special Meeting Request at any time by written revocation delivered to the Secretary of the Corporation at the principal executive offices of the Corporation. Any disposition by a requesting stockholder after the date of the Special Meeting Request of any shares of Common Stock of the Corporation (or of beneficial ownership of such shares by the beneficial owner on whose behalf the request was made) shall be deemed a revocation of the Special Meeting Request with respect to such shares, and each requesting stockholder and the applicable beneficial owner shall certify to the Secretary of the Corporation on the day prior to the Stockholder Requested Special Meeting as to whether any such disposition has occurred. If the unrevoked valid Special Meeting Requests represent in the aggregate less than the Requisite Percent, the Board of Directors, in its discretion, may cancel the Stockholder Requested Special Meeting. If none of the stockholders who submitted the Special Meeting Requests appears or sends a duly authorized agent to present the matters to be presented for consideration that were specified in the Special Meeting Request, the Corporation need not present such matters for vote at such meeting, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(D) Notwithstanding the foregoing, a Stockholder Requested Special Meeting shall not be held if: (i) the Special Meeting Request does not comply with these By-Laws; (ii) the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law; (iii) the Special Meeting Request is received by the Corporation during the period commencing 90 days prior to the first anniversary of the date of the immediately preceding annual meeting of stockholders and ending on the date of the next annual meeting; (iv) an identical or substantially similar item (a “Similar Item”), as determined in good faith by the Board of Directors (and for the purposes of this clause (iv), the election of directors shall be deemed a “Similar Item” with respect to all items of business involving the election or removal of directors), was presented at a meeting of stockholders held not more than 120 days before the Special Meeting Request is received by the Secretary of the Corporation; (v) the Board of Directors or the Chief Executive Officer has called or calls for an annual or special meeting of stockholders to be held within 90 days after the Special Meeting Request is received by the Secretary of the Corporation and the business to be conducted at such meeting is a Similar Item, as determined in good faith by the Board of Directors; or (vi) such Special Meeting Request was made in a manner that involved a violation of the proxy rules of the Securities and Exchange Commission or other applicable law.

Section 3. Notice of Meeting. Except as otherwise provided by law, written notice of the date, time, place and, in the case of a special meeting, the purpose or purposes of the meeting of stockholders, shall be delivered personally, mailed or otherwise given by any other lawful means not earlier than sixty (60), nor less than ten (10), days previous thereto, to each stockholder of record entitled to vote at the meeting at such address as appears on the records of the Corporation.

Section 4. Quorum. The holders of a majority in voting power of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the Restated Certificate of Incorporation; but if at any regularly called meeting of stockholders there be less than a quorum present, the stockholders present may adjourn the meeting from time to time without further notice other than announcement in accordance with the Delaware General Corporation Law at the meeting until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 5. Organization and Conduct of Business. The Chairman of the Board, or in the Chairman’s absence or at the Chairman’s direction, the Chief Executive Officer, or in the Chief Executive Officer’s absence or at the Chief Executive Officer’s direction, any officer of the Corporation shall call all meetings of the stockholders to order and shall act as Chairman of such meeting. The Secretary of the Corporation or, in such officer’s absence, an Assistant Secretary shall act as secretary of the meeting. If neither the Secretary of the Corporation nor an Assistant Secretary is present, the Chairman of the meeting shall appoint a secretary of the meeting. Unless otherwise determined by the Board of Directors prior to the meeting, the Chairman of the meeting shall determine the order of business and shall have the authority in his or her discretion to regulate the conduct of any such meeting, including, without limitation, by imposing restrictions on the persons (other than stockholders of the Corporation or their duly appointed proxies) who may attend any such meeting, whether any stockholder or stockholders’ proxy may be excluded from any meeting of stockholders based upon any determination by the Chairman, in his or her sole discretion, that any such person has unduly disrupted or is likely to disrupt the proceedings thereat, and the circumstances in which any person may make a statement or ask questions at any meeting of stockholders. The Chairman of the meeting shall have authority to adjourn any meeting of stockholders.

Section 6. Proxies. At all meetings of stockholders, any stockholder entitled to vote thereat shall be entitled to vote in person or by proxy, but no proxy shall be voted after three (3) years from its date, unless such proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for the stockholder as proxy pursuant to the General Corporation Law of the State of Delaware, the following shall constitute a valid means by which a stockholder may grant such authority: (1) a stockholder may execute a writing authorizing another person or persons to act for the stockholder as proxy, and execution of the writing may be accomplished by the stockholder or the stockholder’s authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature; or (2) a stockholder may authorize another person or persons to act for the stockholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspector or inspectors of stockholder votes or, if there are no such inspectors, such other persons making that determination shall specify the information upon which they relied. Subject to the limitation set forth in the last clause of the first sentence of this Section 6, a duly executed proxy that does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it, before the vote pursuant to that proxy, by a writing delivered to the Secretary of the Corporation stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing the proxy, or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Secretary of the Corporation before the vote pursuant to that proxy is counted. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of the General Corporation Law of Delaware.

Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to the preceding paragraph of this Section 6 may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

Proxies shall be filed with or otherwise delivered to the Secretary of the Corporation of the meeting prior to or at the commencement of the meeting to which they relate.

Section 7. Voting Rights. When a quorum is present at any meeting, the vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on the matter shall decide any question brought before such meeting, unless the question is one upon which by express provision of statute or applicable stock exchange or other rules or regulations or of the Restated Certificate of Incorporation or these By-Laws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

Section 8. Record Date for Stockholder Notice, Voting and Payment. In order that the Corporation may determine the stockholders (a) entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or (b) entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date (i) in the case of clause (a) above, shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, and (ii) in the case of clause (b) above, shall not be more than sixty (60) days prior to such action. If for any reason the Board of Directors shall not have fixed a record date for any such purpose, the record date for such purpose shall be determined as provided by law. Only those stockholders of record on the date so fixed or determined shall be entitled to any of the foregoing rights, notwithstanding the transfer of any such stock on the books of the Corporation after any such record date so fixed or determined.

Section 9. List of Stockholders. The officer who has charge of the stock ledger of the Corporation shall prepare and make at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, as required by applicable law. During such period, the list shall be kept, at the Corporation’s election, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours at the principal place of business of the Corporation. If the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.

Section 10. Inspection of Elections. The Board of Directors, in advance of all meetings of the stockholders, shall appoint one or more inspectors of stockholder votes, who may be stockholders or their proxies, but not directors of the Corporation or candidates for office. In the event that the Board of Directors fails to so appoint inspectors of stockholder votes or, in the event that one or more inspectors of stockholder votes previously designated by the Board of Directors fails to appear or act at the meeting of stockholders, the Chairman of the meeting may appoint one or more inspectors of stockholder votes to fill such vacancy or vacancies. Inspectors of stockholder votes appointed to act at any meeting of the stockholders, before entering upon the discharge of their duties, shall be sworn faithfully to execute the duties of inspector of stockholder votes with strict impartiality and according to the best of their ability and the oath so taken shall be subscribed by them. Inspectors of stockholder votes shall, subject to the power of the Chairman of the meeting to open and close the polls, take charge of the polls, and, after the voting, shall make a certificate of the result of the vote taken.

Section 11. (A) Business of Meetings of Stockholders. (1) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at a meeting of stockholders (a) pursuant to the Corporation’s notice of meeting delivered pursuant to Article I, Section 3 of these By-Laws, (b) by or at the direction of the Chairman of the Board, (c) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in this Section 11 and who was a stockholder of record (and, with respect to any beneficial owner, if different, on whose behalf such business is proposed, only if such beneficial owner was the beneficial owner of the shares of the Corporation) both at the time such notice is delivered to the Secretary of the Corporation and at the time of the meeting, or (d) pursuant to Article I, Section 13 of these By-Laws; provided, however, that only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Article I, Section 3 of these By-Laws. Notwithstanding anything in these By-Laws to the contrary, clauses (c) and (d) of the immediately preceding sentence shall be the exclusive means for a stockholder to submit nominations or other business (other than matters properly brought under Rule 14a-8 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and included in the Corporation’s notice of meeting) before a meeting of stockholders.

(2) For nominations or other business to be properly brought before a meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 11, the stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation and must provide any updates or supplements of such notice at the time and in the forms required by this Section 11, and in the case of business other than nominations, such other business must be a proper matter for stockholder action. To be timely, a stockholder’s notice of a proposal to be presented at an annual meeting shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the one hundred twentieth (120th) day nor later than the close of business on the ninetieth (90th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty (20) days, or delayed by more than seventy (70) days, from such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of (x) the ninetieth (90th) day prior to such annual meeting and (y) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. Any stockholder’s notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected, (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant and (iii) the completed and signed representation and agreement described in paragraph (C)(5) of this Section 11; (b) as to any other business that the stockholder proposes to bring before the meeting, (i) a brief description of the business desired to be brought before the meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the By-Laws of the Corporation, the language of the proposed amendment), (iii) the reasons for conducting such business at the meeting and (iv) a description of any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, in such proposal or business, as applicable, including a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, and a description of any material benefit that such stockholder or such beneficial owner, if any, on whose behalf the proposal is made, reasonably would expect to derive from such business or action, as applicable; and (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (ii) the class, series and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder will notify the Corporation in writing of the class and number of such shares owned beneficially and of record by such stockholder and such beneficial owner as of the record date for the meeting promptly following the latter of the record date or the date notice of the record date is first publicly disclosed, (iv) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination, (v) a representation whether such stockholder or beneficial owner, if any, intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (2) otherwise to solicit proxies from stockholders in support of such proposal or nomination, (vi) a copy of any agreement, arrangement or understanding with respect to the proposal of business or action or nomination between or among such stockholder and such beneficial owner, if any, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing and a representation that the stockholder will notify the Corporation in writing of any such agreements, arrangements or understandings in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (vii) a copy of any proxy, contract, arrangement, understanding, or relationship pursuant to which such stockholder or beneficial owner has a right to vote any shares of any security of the Corporation, (viii) any option, warrant, convertible security, stock appreciation right, derivative, swap, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value or volatility of any class or series of shares of the Corporation, whether or not such instrument or right shall convey any voting rights in such shares or shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise directly or indirectly owned beneficially by such stockholder or beneficial owner or any other direct or indirect opportunity of such stockholder or beneficial owner to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation (each, a “Derivative Instrument”) and a representation that such stockholder will notify the Corporation in writing of any such Derivative Instrument in effect as of the record date for the meeting promptly following the later of the record date or the date of notice of the record date is first publicly disclosed, (ix) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or beneficial owner that are separated or separable from the underlying shares of the Corporation, (x) any proportionate interest in shares of capital stock of the Corporation or Derivative Instruments held, directly or indirectly, by (1) a general or limited partnership in which such stockholder or beneficial owner is a general partner, or directly or indirectly, beneficially owns an interest, (2) a limited liability company in which such stockholder or beneficial owner is a member, or directly or indirectly, beneficially owns an interest or (3) any other entity in which such stockholder or beneficial owner, directly or indirectly, beneficially owns an interest, (xi) any performance-related fees (other than an asset-based fee) that such stockholder or beneficial owner is entitled to, in whole or in part, based on any increase or decrease in the price or value of shares of any class or series of the Corporation, or any

Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than ten (10) days after the record date for the meeting to disclose such ownership as of the record date) and (xii) any other information that is required to be disclosed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder (or any successor provision of the Exchange Act or the rules or regulations promulgated thereunder) in such stockholder’s capacity as a proponent of a stockholder proposal or nomination, as applicable. The foregoing notice requirements shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as may be reasonably required by the Corporation to determine the eligibility of such proposed nominee to serve as a director of the Corporation, including, without limitation, information that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.

(3) Notwithstanding anything in the second sentence of paragraph (A)(2) of this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for the additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 11 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.

(B) Business of Special Meetings of Stockholders. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 11 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. Nominations of stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders if the stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than close of business on the one hundred twentieth (120th) day prior to such special meeting and not later than the close of business on the later of (x) the ninetieth (90th) day prior to such special meeting and (y) the tenth (10th) day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

(C) General. (1) Only persons who are nominated in accordance with the procedures set forth in this Section 11 (in the case of an annual or special meeting of stockholders) or Article I, Section 13 (in the case of an annual meeting of stockholders only) of these By-Laws shall be eligible to be elected at an annual or special meeting of stockholders of the Corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 11. Except as otherwise provided by law, the Restated Certificate of Incorporation or these By-Laws, the Chairman of the meeting shall have the power and duty to determine (a) whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 11 (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clause (A)(2)(c)(v) of this Section 11) and (b) if any proposed nomination or business is not in compliance with this Section 11, to declare that such defective nomination shall be disregarded or that such proposed business shall not be transacted. Notwithstanding the foregoing provisions of this Section 11, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this paragraph (C)(1), to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(2) For purposes of this Section 11 and Article I, Section 13 of these By-Laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) For purposes of this Section 11, no adjournment or postponement nor notice of adjournment or postponement of any meeting shall be deemed to constitute a new notice of such meeting for purposes of this Section 11, and in order for any notification required to be delivered by a stockholder pursuant to this Section 11 to be timely, such notification must be delivered within the periods set forth above with respect to the originally scheduled meeting.

(4) Notwithstanding the foregoing provisions of this Section 11, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this By-Law; provided, however, that any references in these By-Laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to Sections 11 of this Article I.

(5) To be eligible to be a nominee for election or reelection as a director of the Corporation under this Section 11, at the request of the Secretary of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under this Section 11) to the Secretary of the Corporation a written questionnaire with respect to the background, qualification and independence of such person (which questionnaire shall be provided by the Secretary of the Corporation upon written request) and a written representation and agreement (in the form provided by the Secretary of the Corporation upon written request) that such person (i) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (iii) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with, applicable law and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(6) A stockholder providing notice of business proposed to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 11 shall be true and correct as of the record date for the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than eight (8) business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to), or any adjournment or postponement thereof (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

Section 12. Action by Written Consent. (A) Any action required or permitted to be taken by the stockholders of the Corporation at a duly called annual or special meeting of such holders may be effected by a consent in writing by stockholders as provided by, and subject to the limitations in, the Restated Certificate of Incorporation.

(B) A request by a stockholder for a record date, in accordance with Article Eighth of the Restated Certificate of Incorporation, must be delivered by the holders of record of the Requisite Percent as provided by, and subject to the limitations in, Article Eighth of the Restated Certificate of Incorporation.

Section 13. Proxy Access.

(A) Proxy Access Right.

(1) Subject to the terms and conditions of these By-Laws, the Corporation shall include in its proxy materials for an annual meeting of stockholders the name of, and the other Required Information (as defined in clause (2) of this Section 13(A)) with respect to, any Stockholder Nominee (as defined in Section 13(D)(1) below) nominated by an Eligible Stockholder (as defined in Section 13(B)(1) below) for election or reelection to the Board of Directors at such annual meeting of stockholders in accordance with this Section 13.

(2) “Required Information” means (a) the information set forth in the Schedule 14N provided with the Stockholder Notice (as defined in Section 13(E)(1) below) concerning each Stockholder Nominee that the Corporation determines is required to be disclosed in the Corporation’s proxy materials by the applicable requirements of the Exchange Act and the rules and regulations thereunder, and (b) if the Eligible Stockholder so elects, a written statement (the “Statement”) of the Eligible Stockholder, not to exceed 500 words, in support of each Stockholder Nominee, which must be provided at the same time as the Stockholder Notice for inclusion in the Corporation’s proxy materials for the annual meeting of stockholders.

(3) This Section 13 shall be the exclusive method for stockholders to include nominees for director election in the Corporation’s proxy materials.

(B) Eligible Stockholders.

(1) “Eligible Stockholder” means one or more stockholders or beneficial owners that (a) expressly elect at the time of the delivery of the Stockholder Notice to have a Stockholder Nominee included in the Corporation’s proxy materials, (b) Own and have Owned (as defined in Section 13(C) below) continuously for at least three (3) years as of the date of the Stockholder Notice, a number of shares that represents at least three percent (3%) of the outstanding shares entitled to vote as of the date of the Stockholder Notice (the “Required Shares”), and (c) satisfy such additional requirements as are set forth in these By-Laws, including subsections (2) and (3) below.

(2) For purposes of determining qualification as an Eligible Stockholder, the outstanding shares Owned by one or more stockholders and beneficial owners that each stockholder and/or beneficial owner has Owned continuously for at least three (3) years as of the date of the Stockholder Notice may be aggregated; provided that the number of stockholders and beneficial owners whose Ownership of shares is aggregated for such purpose shall not exceed thirty-five (35) and that any and all requirements and obligations for an Eligible Stockholder set forth in this Section 13 are satisfied by each such stockholder and beneficial owner (except as noted with respect to aggregation) or as otherwise provided in this Section 13.

(3) For purposes of determining qualification as an Eligible Stockholder, two or more funds that are under common management and investment control shall be treated as one stockholder or beneficial owner.

(4) No stockholder or beneficial owner, alone or together with any of its affiliates, may be a member of more than one group constituting an Eligible Stockholder under this Section 13.

(C) Ownership Requirements.

(1) A stockholder or beneficial owner shall be deemed to “Own” only those outstanding shares as to which such person possesses both (a) the full voting and investment rights pertaining to the shares, and (b) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (a) and (b) above shall not include any shares (i) sold by such person or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (ii) borrowed by such person or any of its affiliates for any purposes, (iii) purchased by such person or any of its affiliates pursuant to an agreement to resell, or (iv) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (1) reducing in any manner, to any extent or at any time in the future, such person’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (2) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or its affiliate.

(2) A stockholder or beneficial owner shall be deemed to “Own” shares held in the name of a nominee or other intermediary so long as such stockholder or beneficial owner retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares.

(3) A person’s Ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement pursuant to Article I, Section 6 of these By-Laws.

(4) A stockholder or beneficial owner’s Ownership of shares shall be deemed to continue during any period in which the person has loaned such shares provided that the person has the power to recall such loaned shares on five (5) business days’ notice, the person recalls the loaned shares within five (5) business days of being notified that its Stockholder Nominee will be included in the Corporation’s proxy materials for the relevant annual meeting of stockholders, and the person holds the recalled shares through such annual meeting.

(5) The terms “Owned,” “Owning,” “Ownership” and other variations of the word “Own,” when used with respect to a stockholder or beneficial owner, shall have correlative meanings.

(D) Stockholder Nominees.

(1) “Stockholder Nominee” means any nominee for election or reelection to the Board of Directors who satisfies the eligibility requirements in this Section 13, and who is identified in a timely and proper Stockholder Notice.

(2) The maximum number of Stockholder Nominees that may be included in the Corporation’s proxy materials pursuant to this Section 13 shall not exceed the greater of two (2) or twenty percent (20%) of the number of directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Section 13 with respect to the annual meeting of stockholders, or if such calculation does not result in a whole number, the closest whole number below twenty percent (20%); provided, however, that this maximum number shall be reduced by (x) any Stockholder Nominee whose name was submitted for inclusion in the Corporation’s proxy materials pursuant to this Section 13 but either is subsequently withdrawn or that the Board of Directors decides to nominate as a Board nominee, (y) any director who had been a Stockholder Nominee at any of the preceding two (2) annual meetings of stockholders and whose reelection at the upcoming annual meeting of stockholders is being recommended by the Board of Directors, and (z) any candidate who will be included in the Corporation’s proxy materials with respect to such annual meeting as an unopposed (by the Corporation) nominee pursuant to any agreement, arrangement or other understanding with any stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of shares of capital stock of the Corporation, by such stockholder or group of stockholders, from the Corporation).

(3) In the event that one or more vacancies for any reason occurs after the deadline in Section 13(F) for delivery of the Stockholder Notice but before the annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees shall be calculated based on the number of directors in office as so reduced.

(4) In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 13 exceeds this maximum number, the Corporation shall determine which Stockholder Nominees shall be included in the Corporation’s proxy materials in accordance with the following provisions: each Eligible Stockholder (or in the case of a group, each group constituting an Eligible Stockholder) will select one Stockholder Nominee for inclusion in the Corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of the Corporation each Eligible Stockholder disclosed as Owned in its respective Stockholder Notice submitted to the Corporation. If the maximum number is not reached after each Eligible Stockholder (or in the case of a group, each group constituting an Eligible Stockholder) has selected one Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(5) Following the determination of which Stockholder Nominees shall be included in the Corporation’s proxy materials, if any Stockholder Nominee who satisfies the eligibility requirements in this Section 13 is thereafter nominated by the Board of Directors, thereafter is not included in the Corporation’s proxy materials or thereafter is not submitted for director election for any reason (including the Eligible Stockholder’s or Stockholder Nominee’s failure to comply with this Section 13), no other Stockholder Nominee or any other nominee shall be included in the Corporation’s proxy materials or otherwise submitted for director election in substitution thereof for that particular annual meeting of stockholders.

(6) Any Stockholder Nominee who is included in the Corporation’s proxy materials for a particular annual meeting of stockholders will be ineligible to be a Stockholder Nominee pursuant to this Section 13 for the next two (2) annual meetings of stockholders if such Stockholder Nominee either (a) withdraws from or becomes ineligible or unavailable for election at the annual meeting of stockholders for any reason, including for the failure to comply with any provision of these By-Laws, provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Stockholder Notice or (b) does not receive a number of votes cast in favor of his or her election at least equal to twenty-five percent (25%) of the shares present in person or represented by proxy and entitled to vote in the election of directors.

(7) Notwithstanding anything to the contrary contained in this Section 13, the Corporation may omit from its proxy materials any Stockholder Nominee, and such nomination shall be disregarded and no vote on such Stockholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the Corporation, if:

(a) the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) or Stockholder Nominee breaches any of its respective agreements, representations, or warranties set forth in the Stockholder Notice (or otherwise submitted pursuant to this Section 13), any of the information in the Stockholder Notice (or otherwise submitted pursuant to this Section 13) was not, when provided, true, correct and complete, or the requirements of this Section 13 have otherwise not been met;

(b) the Stockholder Nominee (1) is not independent for purposes of membership on the Board of Directors, the audit committee, compensation & benefits committee, and nominating and governance committee of the Board of Directors under the listing standards of the principal U.S. exchange upon which the shares of the Corporation are listed, any applicable rules of the Securities and Exchange Commission, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the Corporation’s directors, (2) does not qualify as a “non-employee director” under Exchange Act Rule 16b-3, or as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (3) is or has been, within the past three (3) years, (i) an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, or (ii) an officer or director of a competitor, as listed on the Corporation’s principal competitors list last approved by the Board of Directors prior to the receipt of the Stockholder Notice, (4) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the past ten (10) years, (5) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, or (6) who, if elected as a director, would not be in compliance with all applicable law and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation, or would not satisfy any publicly disclosed standards used by the Board of Directors in determining the eligibility of proposed nominees;

(c) a notice is delivered to the Corporation (whether or not subsequently withdrawn) under Article I, Section 11 of these By-Laws indicating that a stockholder intends to nominate any candidate for election to the Board of Directors; or

(d) the election of the Stockholder Nominee to the Board of Directors would cause the Corporation to be in violation of the Restated Certificate of Incorporation, these By-Laws, or any applicable state or federal law, rule, regulation or listing standard.

(E) Stockholder Notice Requirements.

(1) “Stockholder Notice” means a notice given by or on behalf of an Eligible Stockholder that specifies the name of the Stockholder Nominee(s) nominated for election or reelection to the Board of Directors in accordance with this Section 13.

(2) A Stockholder Notice shall include:

(a) the written consent of each Stockholder Nominee to being named in the Corporation’s proxy materials as a nominee and to serving as a director if elected;

(b) a copy of the Schedule 14N that has been or concurrently is filed with the SEC under Exchange Act Rule 14a-18; and

(c) the written agreement of the Eligible Stockholder (in the case of a group, each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the Corporation, which written agreement will include the Eligible Stockholder’s:

(i) disclosure of, and certification as to, the number of shares it Owns and has Owned (as defined in Section 13(C) above) continuously for at least three (3) years as of the date of the Stockholder Notice and agreement to continue to Own such shares through the annual meeting of stockholders, which information shall also be included in the Schedule 14N filed by the Eligible Stockholder with the SEC;

(ii) agreement to provide (1) the information specified under Article I, Section 11 of these By-Laws, and (2) written statements from the record holder and intermediaries as required under Section 13(G) verifying the Eligible Stockholder’s continuous Ownership of the Required Shares, in each case through and as of the business day immediately preceding the date of the annual meeting of stockholders;

(iii) representations and warranties that it (1) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the Corporation, and does not presently have any such intent, (2) has not nominated and will not nominate for election to the Board of Directors at the annual meeting of stockholders any person other than the Stockholder Nominee(s) being nominated pursuant to this Section 13, (3) has not engaged and will not engage in, and has not been and will not be a participant (as defined in Item 4 of Exchange Act Schedule 14A) in, a solicitation within the meaning of Exchange Act Rule 14a-1(l), in support of the election of any individual as a director at the annual meeting of stockholders other than its Stockholder Nominee(s) or a nominee of the Board of Directors, and (4) will not distribute any form of proxy for the annual meeting of stockholders other than the form distributed by the Corporation;

(iv) agreement to (1) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the Corporation or out of the information that the Eligible Stockholder provided to the Corporation, (2) indemnify and hold harmless (jointly with all other group members, in the case of a group member) the Corporation and each of its directors, officers and employees individually against any liability, loss, damages, expenses or other costs (including attorney’s fees) in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the Corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 13, (3) comply with all laws, rules, regulations and listing standards applicable to any solicitation in connection with the annual meeting of stockholders, (4) file all materials described below in Section 13(G)(1)(c) with the SEC, regardless of whether any such filing is required under Regulation 14A promulgated under the Exchange Act, or whether any exemption from filing is available for such materials thereunder, and (5) provide to the Corporation prior to the annual meeting of stockholders such additional information as necessary or reasonably requested by the Corporation; and

(v) in the case of a nomination by a group of stockholders or beneficial owners that together is an Eligible Stockholder, the written agreement described in clause (c) of this Section 13(E)(2) (or another agreement or instrument) shall include a designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including withdrawal of the nomination.

(F) Delivery of Stockholder Notice.

(1) To be timely under this Section 13, the Stockholder Notice must be delivered by a stockholder to the Secretary of the Corporation at the principal executive offices of the Corporation not earlier than the close of business on the one hundred fiftieth (150th) day nor later than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the date (as stated in the Corporation’s proxy statement) the definitive proxy statement was first sent to stockholders in connection with the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty (20) days, or delayed by more than seventy (70) days, from the first anniversary date of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, to be timely the Stockholder Notice must be so delivered not earlier than the close of business on the one hundred fiftieth (150th) day prior to such annual meeting and not later than the close of business on the later of (x) the one hundred twentieth (120th) day prior to such annual meeting and (y) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the Corporation.

(2) In no event shall the public announcement of an adjournment or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a Stockholder Notice in accordance with this Section 13.

(G) Agreements of the Eligible Stockholder.

(1) An Eligible Stockholder must:

(a) within five (5) business days after the date of the Stockholder Notice, provide one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year holding period, specifying the number of shares that the Eligible Stockholder Owns, and has Owned continuously, in compliance with this Section 13;

(b) include in the Schedule 14N filed with the SEC a statement certifying that it Owns and has Owned the Required Shares in compliance with this Section 13;

(c) file with the SEC any solicitation or other communication by or on behalf of the Eligible Stockholder relating to the Corporation’s annual meeting of stockholders, one or more of the Corporation’s directors or director nominees or any Stockholder Nominee, regardless of whether any such filing is required under Exchange Act Regulation 14A or whether any exemption from filing is available for such solicitation or other communication under Exchange Act Regulation 14A; and

(d) as to any group of funds whose shares are aggregated for purposes of constituting an Eligible Stockholder, within five (5) business days after the date of the Stockholder Notice, provide documentation reasonably satisfactory to the Corporation that demonstrates that the funds satisfy Section 13(B)(3).

(2) The information provided pursuant to this Section 13(G) shall be deemed part of the Stockholder Notice for purposes of this Section 13.

(H) Agreements of the Stockholder Nominee.

(1) Within the time period prescribed in Section 13(F) for delivery of the Stockholder Notice, the Eligible Stockholder must also deliver to the Secretary of the Corporation a written representation and agreement (which shall be deemed part of the Stockholder Notice for purposes of this Section 13) signed by each Stockholder Nominee and representing and agreeing that such Stockholder Nominee:

(a) is not and will not become a party to any (i) Voting Commitment that has not been disclosed to the Corporation or (ii) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such Stockholder Nominee’s fiduciary duties under applicable law;

(b) is not and will not become a party to any agreement, arrangement, or understanding with any person other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a Stockholder Nominee or, if elected as a director, in connection with service or action as a director, in each case, that has not been disclosed to the Corporation; and

(c) if elected as a director, will comply with all applicable law and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(2) At the request of the Corporation, the Stockholder Nominee must promptly, but in any event within five (5) business days after such request, submit all completed and signed questionnaires required of the Corporation’s directors and provide to the Corporation such other information as it may reasonably request. The Corporation may request such additional information as necessary to permit the Corporation to determine if each Stockholder Nominee satisfies this Section 13.

(I) Additional Provisions.

(1) The Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Section 13 and to make any and all determinations necessary or advisable to apply this Section 13 to any persons, facts or circumstances, including the power to determine (a) whether one or more stockholders or beneficial owners qualifies as an Eligible Stockholder, (b) whether a Stockholder Notice complies with this Section 13 and has otherwise met the requirements of this Section 13, (c) whether a Stockholder Nominee satisfies the qualifications and requirements in this Section 13, and (d) whether any and all requirements of this Section 13 (or any applicable requirements of Article I, Section 11 of these By-Laws) have been satisfied. Any such interpretation or determination adopted in good faith by the Board of Directors (or any other person or body authorized by the Board of Directors) shall be binding on all persons, including the Corporation and its stockholders (including any beneficial owners).

(2) Notwithstanding the foregoing provisions of this Section 13, unless otherwise required by law or otherwise determined by the chairman of the meeting or the Board of Directors, if (a) the Eligible Stockholder, or (b) a qualified representative of the Eligible Stockholder does not appear at the annual meeting of stockholders of the Corporation to present its Stockholder Nominee or Stockholder Nominees, such nomination or nominations shall be disregarded and no vote shall be taken with respect to such Stockholder Nominee(s), notwithstanding that proxies in respect of the election of the Stockholder Nominee or Stockholder Nominees may have been received by the Corporation. For purposes of this paragraph (I)(2), to be considered a qualified representative of the Eligible Stockholder, a person must be a duly authorized officer, manager or partner of such Eligible Stockholder or must be authorized by a writing executed by such Eligible Stockholder or an electronic transmission delivered by such Eligible Stockholder to act for such Eligible Stockholder as proxy at the annual meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the annual meeting of stockholders.

(3) In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominees to the Corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), each Eligible Stockholder or Stockholder

Nominee, as the case may be, shall promptly notify the Secretary of the Corporation and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any such defect or limit the Corporation’s right to omit a Stockholder Nominee from its proxy materials pursuant to this Section 13.

(4) Notwithstanding anything to the contrary contained in this Section 13, the Corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes would violate any applicable law, rule, regulation or listing standard. Nothing in this Section 13 shall limit the ability of the Corporation to solicit proxies against any Stockholder Nominee or to include in its proxy materials its own statements or any other additional information relating to any Eligible Stockholder or Stockholder Nominee.

ARTICLE II

BOARD OF DIRECTORS

Section 1. Number, Election and Tenure. The Board of Directors of the Corporation shall consist of such number of directors, not less than three (3) nor more than fifteen (15), as shall from time to time be fixed exclusively by resolution of the Board of Directors. The directors shall be elected at such time and for such terms as set forth in the Restated Certificate of Incorporation of the Corporation. Directors shall (except as hereinafter provided for the filling of vacancies and newly created directorships) be elected by the holders of a majority of the voting power present in person or represented by proxy and entitled to vote for the election of directors at any meeting at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the voting power present in person or represented by proxy and entitled to vote on the election of directors at any such meeting. For purposes of this Section, a majority of the voting power present means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. If a director is not elected, the director shall offer to tender his or her resignation to the Board. The Board Affairs Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board’s decision. Directors shall hold office until the annual meeting for the year in which their terms expire and until their successors shall be duly elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office. A majority of the total number of directors then in office (but not less than one-third (1/3) of the number of directors constituting the entire Board of Directors) shall constitute a quorum for the transaction of business and, except as otherwise provided by law or by the Corporation’s Restated Certificate of Incorporation, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. Directors need not be stockholders.

Section 2. Vacancies. Newly created directorships in the Board of Directors that result from an increase in the number of directors and any vacancy occurring in the Board of Directors may be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director; and the directors so chosen shall hold office for a term as set forth in the Restated Certificate of Incorporation of the Corporation. If any applicable provision of the General Corporation Law of the State of Delaware expressly confers power on stockholders to fill such a directorship at a special meeting of stockholders, such a directorship may be filled at such meeting only by the affirmative vote of the holders of a majority of the voting power of all shares of the Corporation present in person or represented by proxy and entitled to vote generally in the election of directors, voting as a single class.

Section 3. Meetings. Meetings of the Board of Directors shall be held at such place within or without the State of Delaware as may from time to time be fixed by resolution of the Board of Directors or as may be specified in the notice of any meeting. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors from time to time determines and publicizes among all directors. A notice of any such regular meetings, the time, date or place of which has been so publicized, shall not be required. Special meetings shall be held at such times and places as are specified in the applicable notice thereof. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Lead Director, the Chief Executive Officer or the President, and shall be called by the Chief Executive Officer or the Secretary if directed by a majority of the directors, by providing oral or written notice including by telegraph, telex or transmission of a telecopy, e-mail or other means of transmission, duly served on or sent or mailed to each director not less than twenty-four (24) hours before the meeting. Except to the extent otherwise required by applicable law, the notice of any meeting need not specify the purposes thereof. A meeting of the Board of Directors may be held without notice immediately after the annual meeting of stockholders at the same place at which such annual meeting is held. Notice of any meeting of the Board of Directors need not have been given to any director who attends such meeting, and such attendance shall constitute a waiver of notice of such meeting (except when the director attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened), or who shall waive notice thereof, before or after such meeting, in accordance with applicable law.

Section 4. Elections by Preferred Stockholders or Holders of Series Common Stock. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock or Series Common Stock issued by the Corporation shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of the Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to Article SEVENTH of the Restated Certificate of Incorporation unless expressly provided by such terms. The number of directors that may be elected by the holders of any such series of Preferred Stock or Series Common Stock shall be in addition to the number fixed by or pursuant to the By-Laws. Except as otherwise expressly provided in the terms of such series, the number of directors that may be so elected by the holders of any such series of stock shall be elected for terms expiring at the next annual meeting of stockholders and vacancies among directors so elected by the separate vote of the holders of any such series of Preferred Stock or Series Common Stock shall be filled by the affirmative vote of a majority of the remaining directors elected by such series, or, if there are no such remaining directors, by the holders of such series in the same manner in which such series initially elected a director.

Section 5. Elections Subject to Vote of More than One Class of Stock. If at any meeting for the election of directors, the Corporation has outstanding more than one class of stock, and one or more such classes or series thereof are entitled to vote separately as a class, and there shall be a quorum of only one such class or series of stock, that class or series of stock shall be entitled to elect its quota of directors notwithstanding absence of a quorum of the other class or series of stock.

Section 6. Executive Committee. The Board of Directors may designate three (3) or more directors to constitute an executive committee, one of whom shall be designated Chairman of such committee. The members of such committee shall hold such office until the next election of the Board of Directors and until their successors are elected and qualify. Any vacancy occurring in the committee shall be filled by the Board of Directors. Regular meetings of the committee shall be held at such times and on such notice and at such places as it may from time to time determine. The committee shall act, advise with and aid the officers of the Corporation in all matters concerning its interest and the management of its business, and shall generally perform such duties and exercise such powers as may from time to time be delegated to it by the Board of Directors, and shall have authority to exercise all the powers of the Board of Directors, so far as may be permitted by law, in the management of the business and the affairs of the Corporation whenever the Board of Directors is not in session or whenever a quorum of the Board of Directors fails to attend any regular or special meeting of such Board. Without limiting the generality of the foregoing grant of authority, the executive committee is expressly authorized to declare dividends, whether regular or special, to authorize the issuance of stock of the Corporation and to adopt a certificate of ownership and merger pursuant to Section 253 or any successor provision of the General Corporation Law of the State of Delaware. The committee shall have power to authorize the seal of the Corporation to be affixed to all papers which are required by the General Corporation Law of the State of Delaware to have the seal affixed thereto. The fact that the executive committee has acted shall be conclusive evidence that the Board of Directors was not in session at such time or that a quorum of the Board had failed to attend the regular or special meeting thereof.

The executive committee shall keep regular minutes of its transactions and shall cause them to be recorded in a book kept in the office of the Corporation designated for that purpose, and shall report the same to the Board of Directors at their regular meeting. The committee shall make and adopt its own rules for the government thereof and shall elect its own officers.

Section 7. Committees. The Board of Directors may from time to time establish such other committees to serve at the pleasure of the Board which shall be comprised of such members of the Board and have such duties as the Board shall from time to time establish. Any director may belong to any number of committees of the Board. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member. The Board may also establish such other committees with such members (whether or not directors) and such duties as the Board may from time to time determine.

Section 8. Action by Written Consent. Unless otherwise restricted by the Restated Certificate of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in accordance with applicable law.

Section 9. Telephonic Meetings. The members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee, as the case may be, by means of conference telephone or communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this subsection shall constitute presence in person at such a meeting.

Section 10. Fees and Compensation of Directors. The Board of Directors may establish policies for the compensation of directors and for the reimbursement of the expenses of directors, in each case, in connection with services provided by directors to the Corporation.

ARTICLE III

OFFICERS

Section 1. Election of Officers. The Board of Directors, as soon as may be after each annual meeting of the stockholders, shall elect officers of the Corporation, including a Chairman of the Board or President and a Secretary. The Board of Directors may also from time to time elect such other officers (including one or more Vice Presidents, a Treasurer, one or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers) as it may deem proper or may delegate to any elected officer of the Corporation the power to appoint and remove any such other officers and to prescribe their respective terms of office, authorities and duties. Any Vice President may be designated Executive, Senior or Corporate, or may be given such other designation or combination of designations as the Board of Directors may determine. Any two or more offices may be held by the same person.

Section 2. Tenure. All officers of the Corporation elected by the Board of Directors shall hold office for such term as may be determined by the Board of Directors or until their respective successors are chosen and qualified. Any officer may be removed from office at any time either with or without cause by the affirmative vote of a majority of the members of the Board then in office, or, in the case of appointed officers, by any elected officer upon whom such power of removal shall have been conferred by the Board of Directors.

Section 3. Powers and Duties. Each of the officers of the Corporation elected by the Board of Directors or appointed by an officer in accordance with these By-Laws shall have the powers and duties prescribed by law, by the By-Laws or by the Board of Directors and, in the case of appointed officers, the powers and duties prescribed by the appointing officer, and, unless otherwise prescribed by the By-Laws or by the Board of Directors or such appointing officer, shall have such further powers and duties as ordinarily pertain to that office. The Chairman of the Board or such other individual, as determined by the Board of Directors, shall be the Chief Executive Officer and shall have the general direction of the affairs of the Corporation.

Section 4. Absence or Disability. Unless otherwise provided in these By-Laws, in the absence or disability of any officer of the Corporation, the Board of Directors may, during such period, delegate such officer’s powers and duties to any other officer or to any director and the person to whom such powers and duties are delegated shall, for the time being, hold such office.

ARTICLE IV

CERTIFICATES OF STOCK

Section 1. Certificates for Shares. The shares of stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation’s stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation by the Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or the Secretary of the Corporation, or as otherwise permitted by law, representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile.

Section 2. Transfers of Stock. Transfers of stock shall be made on the books of the Corporation by the holder of the shares in person or by such holder’s attorney upon surrender and cancellation of certificates for a like number of shares, or as otherwise provided by law with respect to uncertificated shares.

Section 3. Lost, Stolen or Destroyed Certificates. No certificate for shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed, except upon production of such evidence of such loss, theft or destruction and upon delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors in its discretion may require.

ARTICLE V

CORPORATE BOOKS

The books of the Corporation may be kept outside of the State of Delaware at such place or places as the Board of Directors may from time to time determine.

ARTICLE VI

CHECKS, NOTES, PROXIES, ETC.

All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be hereunto authorized from time to time by the Board of Directors. Proxies to vote and consents with respect to securities of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chairman of the Board, the President, or by such officers as the Board of Directors may from time to time determine.

ARTICLE VII

FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of January in each year and shall end on the thirty-first day of December following.

ARTICLE VIII

CORPORATE SEAL

The corporate seal shall have inscribed thereon the name of the Corporation. In lieu of the corporate seal, when so authorized by the Board of Directors or a duly empowered committee thereof, a facsimile thereof may be impressed or affixed or reproduced.

ARTICLE IX

AMENDMENTS

These By-Laws may be amended, added to, rescinded or repealed at any meeting of the Board of Directors or of the stockholders, provided notice of the proposed change was given in the notice of the meeting of the stockholders or, in the case of a meeting of the Board of Directors, in a notice given not less than two (2) days prior to the meeting; provided, however, that, notwithstanding any other provisions of these By-Laws or any provision of law which might otherwise permit a lesser vote of the stockholders, the affirmative vote of the holders of a majority of the voting power of all shares of the Corporation present in person or represented by proxy and entitled to vote generally in the election of directors, voting together as a single class, shall be required in order for the stockholders to alter, amend or repeal Sections 2 and 11 of Article I, Sections 1 and 2 of Article II or this proviso to this Article IX of these By-Laws or to adopt any provision inconsistent with any of such Sections or with this proviso.

ARTICLE X

EXCLUSIVE FORUM; PERSONAL JURISDICTION

(A) Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, including any claim alleging aiding and abetting of such breach of a fiduciary duty, (iii) any action or proceeding against the Corporation or any current or former director, officer or other employee of the Corporation asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Amended and Restated Certificate of Incorporation or these By-Laws, (iv) any action or proceeding asserting a claim related to or involving the Corporation that is governed by the internal affairs doctrine or (v) any action or proceeding asserting an “internal corporate claim” as that term is defined in Section 115 of the Delaware General Corporation Law, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware, or, if no state court located within the State of Delaware has jurisdiction, the federal district court for the District of Delaware), in all cases subject to such court’s having personal jurisdiction over the indispensable parties named as defendants. Any person or entity owning, purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this bylaw.

(B) If any action or proceeding the subject matter of which is within the scope of paragraph (A) above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce paragraph (a) above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.